Exhibit 99.1

CORPORATION
116 East Berry, Fort Wayne, IN 46802

FOR FURTHER INFORMATION:
Michael Cahill	Trois Hart
Chief Financial Officer	Vice President, Marketing
260-427-7013	260-427-7053 mike.cahill@towerbank.net	trois.hart@towerbank.net

This release and other company news can be found at www.tofc.net

TOWER FINANCIAL CORPORATION REPORTS RECORD EARNINGS FOR THIRD QUARTER OF $933 THOUSAND, UP 48.3%

FORT WAYNE, INDIANA OCTOBER 19, 2005 - TOWER FINANCIAL CORPORATION (Nasdaq: TOFC) today announced third quarter 2005 net income of $932.7 thousand, an increase of 48.3 percent from the $629.2 thousand reported for the third quarter of 2004. Diluted earnings per share were $0.23, up 43.8 percent from third quarter 2004 earnings of $0.16 per share. Improvement reflects strong growth in both net interest income and non-interest income.

For the first nine months of 2005, net income was $2.5 million compared with $1.6 million for the prior-year nine months, an increase of 59.9 percent. Diluted earnings per share increased 56.4 percent over the 2004 period, from $0.39 to $0.61. The earnings improvement again reflects strong growth in both net interest income and non-interest income.

Third quarter and year-to-date 2005 highlights include:

•	Loans reached $443 million, up 10.7% from year-end 2004 and 3.3% from the second quarter. Year-to-date, commercial loans, including CRE and C&I, grew 10.3%.
•
Deposits were $468 million, up 21.0% year-to-date and 8.8% from the preceding quarter. Of this total, non-interest demand deposits rose 44.0% and 29.1%, respectively, for the nine-month and three-month periods.

•	Total revenue increased 23.7 % above the prior-year third quarter.
•	The net interest margin (FTE) was 3.64 percent for the third quarter of 2005, a 34 basis point improvement year-over-year.
•	Managed assets, including brokerage and trust, reached $456 million at September 30, 2005, up 31.5% year-over-year, and generating nearly $1.6 million in fee income in 2005.
•	Non-performing assets were $2.8 million or 0.52% of total assets at third quarter, down from 1.02% for the prior-year quarter.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "Our record 2005 year-to-date performance has been achieved through sound balance sheet management and growth initiatives, and a successful focus on fee income opportunities. Our increased investment in business development and support infrastructure and activities throughout the year, together with our continued focus on strong asset quality, has been the catalyst for these results. We are optimistic about finishing 2005 with continued strength and confident about Tower’s ability to continue this level of high performance into 2006.

"We are especially pleased to report progress with the growth of fee-generating products and business units within our organization. These initiatives now contribute over 20 percent of total revenue, providing stability to our revenue base, as well as opportunities to strengthen relationships with our customers. Tower has become recognized as the wealth management provider of choice to the Fort Wayne community, both for our expertise and the integrated service we provide.”

Total revenue, consisting of net interest income and non-interest income, was $5.6 million for the third quarter of 2005, an increase of 23.7 percent over the $4.5 million reported in the prior-year period. Net interest income grew 21.2 percent for the third quarter to $4.5 million, reflecting a 9.6 percent increase in average earning assets and a 34 basis point improvement in the net interest margin to 3.64 percent. Mr. Schenkel added, "Our net interest income continues to benefit from solid earning asset growth, which is offsetting the modest impact of rising deposit costs; we anticipate that our asset-sensitive balance sheet will continue to provide margin stability at least through 2006.”

Non-interest income for the third quarter of 2005 was $1.1 million, up 34.4 percent above the $853.5 thousand reported in the third quarter of 2004. Trust and brokerage fees contributed $541.2 thousand, up $111.9 thousand, or 26.1 percent, above the prior-year third quarter; the wealth services group currently manages 573 accounts and $456.1 million in assets compared with 491 accounts and $346.7 million in assets a year ago, an increase of 16.7 percent and 31.6 percent, respectively. Other categories of non-interest income also demonstrating exceptional growth include: Other fee income, up $141.1 thousand, or 84.0 percent, from increased BOLI, sweep fees, point-of-sale transaction fees and other miscellaneous recurring fees, and an $80.0 thousand, or 52.6 percent, growth in service charges The $24.4 thousand decline in mortgage banking fees results from management’s decision to retain a greater volume of mortgage loan originations in portfolio, mitigating the impact of Tower’s asset-sensitive balance sheet. Overall, third quarter originations have slightly exceed last year’s third quarter volume.

Non-interest expense for the third quarter of 2005 was $3.6 million, a 22.9 percent increase above the $2.9 million reported for the third quarter of 2004. The increase supported overall corporate growth. Salaries, benefits and occupancy expense together rose 27.2 percent and accounted for over eighty percent of that growth; FTE employees totaled 147 at quarter-end, 22.5 percent higher than a year earlier. Marketing, data processing, loan and professional costs, courier service and business development expense also reflect the additional costs associated with a higher level of business activity; together, they rose 20.3 percent from the year-earlier level. The efficiency ratio for the current period was 63.89 percent, compared with 64.31 percent for the year-ago quarter and 65.22 percent for the linked quarter.

Mr. Schenkel noted that Tower’s asset quality showed significant improvement from prior-year and prior-quarter levels. "We charged off several large loans this past quarter, and we approach year-end with a cleaner portfolio.” Non-performing assets at September 30, 2005 were $2.8 million, or 0.52 percent of total assets, compared with $3.1 million or 0.61 percent for the linked quarter and $4.9 million or 1.02 percent for the year-ago quarter. Net charge-offs for the third quarter of 2005 were $697 thousand or 0.63 percent of average loans on an annualized basis, compared with $334 thousand, or 0.32 percent of average loans for the linked quarter and $259 thousand or 0.27 percent of loans for the prior-year quarter. Tower's allowance for loan losses was 1.31 percent of total loans at September 30, 2005.

Assets reached $542.6 million at September 30, 2005, a 13.6 percent increase over the $477.5 million reported twelve months ago. Loans outstanding grew by $47.5 million, or 12.0 percent, reaching $443.4 million at third quarter-end. Commercial loans (CRE plus C&I) now account for $346.8 million or 78.2 percent of Tower's loan portfolio. Since year-end 2004, commercial loans increased 10.3 percent (13.7 percent annualized), and for the same period, deposits increased $81.1 million, to $467.5 million (up 21.1 percent or 28.1 percent annualized). At third quarter-end, core deposits (DDA, savings, NOW and money market accounts) comprised 43.2 percent of total deposits. Mr. Schenkel added that Tower was particularly pleased with the growth of its non-interest bearing DDA deposits, which increased 44.0 percent since year-end 2004, and now comprise 17.8 percent of total deposits. “Demand deposits are becoming increasingly scarce in this rate environment; our ability to attract deposits and increase market share is a reflection of the quality of our employees and the relationships they have built with our customers.”

Shareholders' equity was $46.5 million at September 30, 2005, an increase of 7.5 percent from the $43.3 million reported for the year-ago quarter. The Company continues to meet the requirements for "well-capitalized" status; the total risk-based capital ratio was 11.62 percent. Period-end shares outstanding totaled 4,007,936. "We are pleased with our year-to-date operating trends,” Mr. Schenkel concluded, “and believe we are successfully meeting the financial needs of our Fort Wayne customer base. Based on our current loan pipeline, we are looking forward to finishing the year with the same momentum we’ve experienced throughout the first nine months of 2005."

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana through its five full-service banking centers in Fort Wayne and one business development office in Angola, Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net. .

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At September 30, 2005, December 31, 2004, and September 30, 2004

	(unaudited) September 30 2005	December 31 2004	(unaudited) September 30 2004
ASSETS
Cash and due from banks	$16,236,559	$11,911,033	$14,461,863
Short-term investments and interest-earning deposits	26,712,330	8,109,456	3,297,084
Federal funds sold	3,816,104	17,204,536	13,521,417
Total cash and cash equivalents	46,764,993	37,225,025	31,280,364

Securities available for sale, at fair value	35,721,634	35,024,966	43,582,641
FHLBI and FRB stock	3,421,300	3,232,500	2,382,500
Loans held for sale		-	-

Loans	443,365,485	400,510,491	395,882,505
Allowance for loan losses	(5,829,697)	(5,607,992)	(5,707,424)
Net loans	437,535,788	394,902,499	390,175,081

Premises and equipment, net	3,892,134	2,984,596	3,106,069
Accrued interest receivable	2,162,878	1,969,610	1,844,508
Other assets	13,133,518	5,777,805	5,118,226

Total assets	$542,632,245	$481,117,001	$477,489,389

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$83,254,826	$57,800,311	$57,423,989
Interest-bearing	384,283,278	328,579,595	343,579,484
Total deposits	467,538,104	386,379,906	401,003,473

Short-term borrowings	-	200,000	200,000
Federal Home Loan Bank advances	22,200,000	45,000,000	28,000,000
Junior subordinated debt	3,608,000	3,608,000	3,608,000
Accrued interest payable	777,337	559,213	460,564
Other liabilities	1,972,050	1,356,412	942,250
Total liabilities	496,095,491	437,103,531	434,214,287

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 4,007,936 shares at September 30, 2005, 4,003,156 shares at December 31, 2004 and September 30, 2004	38,006,930	37,952,860	37,952,861
Retained earnings	8,541,238	6,040,155	5,124,926
Accumulated other comprehensive income (loss) , net of tax of $(6,420) at September 30, 2005, $13,637 at December 31, 2004, and $114,803 at September 30, 2004	(11,414)	20,455	197,315
Total stockholders' equity	46,536,754	44,013,470	43,275,102

Total liabilities and stockholders' equity	$542,632,245	$481,117,001	$477,489,389

Tower Financial Corporation
Consolidated Statements of Operations
For the three and nine months ended September 30, 2005 and 2004
(unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2005	2004	2005	2004
Interest income:
Loans, including fees	$7,084,500	$4,860,428	$19,217,557	$13,798,309
Securities - taxable	225,580	338,249	704,128	768,233
Securities - tax exempt	131,878	138,245	401,239	352,335
Other interest income	150,666	62,677	354,453	134,584
Total interest income	7,592,624	5,399,599	20,677,377	15,053,461
Interest expense:
Deposits	2,836,590	1,457,706	6,994,033	4,045,185
Short-term borrowings	-	654	289	4,785
FHLB advances	221,888	185,077	649,993	525,638
Trust preferred securities	81,180	81,180	243,540	243,540
Total interest expense	3,139,658	1,724,617	7,887,855	4,819,148

Net interest income	4,452,966	3,674,982	12,789,522	10,234,313
Provision for loan losses	600,000	655,000	1,717,000	1,465,000

Net interest income after provision
for loan losses	3,852,966	3,019,982	11,072,522	8,769,313

Noninterest income:
Trust and brokerage fees	541,191	429,278	1,579,775	1,247,611
Service charges	232,195	152,184	549,632	458,063
Loan broker fees	64,723	89,139	175,518	259,555
Gain on sale of securities	-	14,926	-	18,212
Other fees	309,108	167,972	750,059	474,481
Total noninterest income	1,147,217	853,499	3,054,984	2,457,922

Noninterest expense:
Salaries and benefits	2,154,043	1,616,252	6,142,586	4,849,277
Occupancy and equipment	447,331	428,816	1,344,588	1,177,610
Marketing	115,340	111,778	425,083	412,319
Data processing	111,974	98,278	335,894	289,058
Loan and professional costs	271,081	213,323	665,229	781,425
Office supplies and postage	75,638	100,766	216,681	260,103
Courier service	83,308	74,322	246,004	224,169
Business Development	108,733	76,140	305,474	230,225
Other expense	210,805	192,588	602,561	610,077
Total noninterest expense	3,578,253	2,912,263	10,284,100	8,834,263

Income before income taxes	1,421,930	961,218	3,843,406	2,392,972
Income taxes expense	489,270	332,010	1,342,320	828,890

Net income	$932,660	$629,208	$2,501,086	$1,564,082

Basic earnings per common share	$0.23	$0.16	$0.62	$0.40
Diluted earnings per common share	$0.23	$0.16	$0.61	$0.39
Average common shares outstanding	4,007,697	3,947,941	4,005,575	3,945,292
Average common shares and dilutive potential common shares outstanding	4,093,426	4,025,947	4,078,027	4,039,567

Total Shares outstanding at end of period	4,007,686	4,003,156	4,007,686	4,003,156

Tower Financial Corporation
Consolidated Financial Highlights
Third Quarter 2005
(unaudited)

	Quarterly							Year-To-Date
($ in thousands except for share data)	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004	2005	2004

EARNINGS
Net interest income	$4,453	4,304	4,033	4,082	3,675	3,290	3,269	12,790	10,234
Provision for loan loss	$600	536	581	895	655	310	500	1,717	1,465
NonInterest income	$1,147	1,001	907	1,816	853	816	788	3,055	2,457
NonInterest expense	$3,578	3,460	3,246	3,565	2,912	3,115	2,807	10,284	8,834
Net income	$933	842	727	915	629	454	480	2,502	1,563
Basic earnings per share	$0.23	0.21	0.18	0.23	0.16	0.12	0.12	0.62	0.40
Diluted earnings per share	$0.23	0.21	0.18	0.23	0.16	0.11	0.12	0.61	0.39
Average shares outstanding	4,007,697	4,005,824	4,003,156	4,003,156	3,947,941	3,944,394	3,943,512	4,005,575	3,945,292
Average diluted shares outstanding	4,093,426	4,073,011	4,070,758	4,064,054	4,025,947	4,017,018	4,044,039	4,078,027	4,039,567

PERFORMANCE RATIOS
Return on average assets *	0.71%	0.69%	0.62%	0.77%	0.53%	0.40%	0.44%	0.68%	0.46%
Return on average common equity *	8.02%	7.48%	6.61%	8.39%	5.93%	4.38%	4.67%	7.38%	5.01%
Net interest margin (fully-tax equivalent) *	3.64%	3.75%	3.63%	3.65%	3.30%	3.06%	3.17%	3.67%	3.06%
Efficiency ratio	63.89%	65.22%	65.71%	60.44%	64.31%	75.86%	69.19%	64.90%	69.61%

CAPITAL
Average equity to average assets	8.91%	9.26%	9.33%	9.17%	9.00%	9.16%	9.46%	9.16%	9.19%
Tier 1 leverage capital ratio	9.67%	10.12%	10.03%	9.87%	9.97%	9.99%	10.26%	9.67%	9.97%
Tier 1 risk-based capital ratio	10.44%	10.69%	10.87%	11.08%	11.18%	11.18%	11.31%	10.44%	11.18%
Total risk-based capital ratio	11.62%	11.90%	12.09%	12.29%	12.39%	12.39%	12.52%	11.62%	12.39%
Book value per share	$11.61	11.41	11.11	10.99	10.81	10.46	10.55	11.61	10.81

ASSET QUALITY
Net charge-offs	$697	334	464	1,088	259	273	391	1,495	923
Net charge-offs to average loans *	0.63%	0.32%	0.46%	1.08%	0.27%	0.29%	0.42%	0.48%	0.32%
Allowance for loan losses	$5,830	5,927	5,725	5,608	5,707	5,181	5,368	5,830	5,707
Allowance for loan losses to total loans	1.31%	1.38%	1.38%	1.40%	1.44%	1.36%	1.40%	1.31%	1.44%
Nonperforming loans	$2,844	2,687	2,564	2,257	4,490	1,637	2,117	2,844	4,490
Other real estate owned	$-	400	1,095	430	400	-	-	-	400
Nonperforming loans to total loans	0.64%	0.63%	0.62%	0.56%	1.13%	0.43%	0.55%	0.64%	1.13%
Nonperforming assets to total assets	0.52%	0.61%	0.75%	0.56%	1.02%	0.35%	0.47%	0.52%	1.02%

END OF PERIOD BALANCES
Total assets	$542,632	507,519	487,833	481,117	477,489	473,616	446,054	542,632	477,489
Total earning assets	$513,036	479,241	465,217	464,081	445,145	454,225	430,466	513,036	445,145
Total loans	$443,365	429,331	414,423	400,510	395,883	381,690	382,941	443,365	395,883
Total deposits	$467,538	429,678	399,896	386,380	401,003	400,212	370,953	467,538	401,003
Stockholders' equity	$46,537	45,712	44,476	44,013	43,275	41,266	41,623	46,537	43,275

AVERAGE BALANCES
Total assets	$518,540	487,429	477,739	471,607	467,142	454,100	437,385	494,570	452,877
Total earning assets	$492,937	468,357	458,122	452,327	449,735	436,621	420,517	473,139	435,667
Total loans	$437,426	418,564	404,794	399,546	387,269	381,613	377,936	420,261	382,267
Total deposits	$440,969	410,019	392,351	396,066	393,480	380,577	361,113	414,446	378,443
Stockholders' equity	$46,182	45,131	44,593	43,245	42,058	41,615	41,370	45,302	41,638

* annualized for quarterly data